Exhibit 24.2
POWER OF ATTORNEY
     I, Wayne P. Yetter a director of NuPathe Inc. (the “Company”), hereby authorize and appoint Jane H. Hollingsworth and Keith A. Goldan, and each of them, with full power of substitution and resubstitution and full power to act without the other, as my true and lawful attorneys in fact and agents to act in my name, place and stead and to execute in my name and on my behalf, individually and in my capacity as a director of the Company, and to file any and all amendments to the registration statement on Form S-1 (File No. 333-166825) (the “Registration Statement”), including any and all post effective amendments and amendments thereto, and any registration statement relating to the same offering as the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys in fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.
     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on July 12, 2010.

/s/ Wayne P. Yetter
Wayne P. Yetter